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                                                                  EXHIBIT 21.5

                             [STATE OF FLORIDA SEAL]


I certify the attached is a true and correct copy of the Articles of Amendment, filed on May 21, 1998, to Articles of Incorporation for CLEAN LAND COMPANY which changed its name to GENERAL ENVIRONMENTAL TECHNOLOGIES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P97000086936.


                                Given under my hand and the
                               Great Seal of the State of Florida
                              at Tallahassee, the Capitol, this the
                             Twenty-eighth day of May, 1998


[GREAT SEAL]                     /s/ SANDRA B. MORTHAM
                                 -------------------------
                                     Sandra B. Mortham
CR2EO22 (2-95)                       Secretary of State


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

        Pursuant to the provisions of Chapter 607, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

1.      The name of the corporation is CLEAN LAND COMPANY

2. The following amendments of the Articles of Incorporation were adopted by the corporation:

                                ARTICLE I - NAME

                The name of this corporation is GENERAL ENVIRONMENTAL TECHNOLOGIES, INC.

                    ARTICLE IV - PREFERRED AND COMMON STOCK

                The corporation is authorized to issue up to One Million (1,000,000) shares of preferred stock with a par value of One and 00/100 Dollar ($1.00). Additionally, the corporation is authorized to issue up to Ten Million (10,000,000) shares of common stock with a par value of None.

3. The effective date of these Articles of Amendment shall be as of May 1, 1998.

4. The foregoing Amendment was adopted by a unanimous vote of the shareholders of the corporation on May 8, 1998. The number of votes cast by the shareholders for the amendment was sufficient for approval.

        Dated: May 13, 1998.

ATTEST:                                 CLEAN LAND COMPANY



By:   /s/ HELEN K. FEKETE               By:  /s/ CHARLES C. CHILLINGWORTH
   -------------------------------         ------------------------------------
     Helen K. Fekete, Secretary            Charles C. Chillingworth, President


                                                               FILED
                                                          98 MAY PM 2:04
                                                        SECRETARY OF STATE
                                                       TALLAHASSEE, FLORIDA



                   [CHILLINGWORTH & CONWAY, P.A. LETTERHEAD]
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STATE OF FLORIDA
COUNTY OF PALM BEACH

        BEFORE ME, the undersigned authority, this day personally appeared Charles C. Chillingworth and Helen K. Fekete, personally known to me and known to me to be the individuals described in and who executed the foregoing Articles of Amendment to Articles of Incorporation as President and Secretary of Clean Land Company, and who acknowledged before me that they executed the same for the purposes therein expressed.

        WITNESS my hand and official seal this 13th day of May, 1998.


                                             /s/ JEANNE O. CONWAY
                                             -------------------------------
                                             Jeanne O. Conway
                                             Notary Public

                                             [SEAL]

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